CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-11, Amendment no. 5 of our report dated July 6, 2015 with respect to the audited consolidated financial statements of American Realty Partners, LLC for the years ended December 31, 2014 and 2013.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP

 www.malonebailey.com

 Houston, Texas

 February 26, 2016